UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment #1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd, Suite #1220 San Antonio, TX	78258
(Address of Principal Executive Officer)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Lilis Energy, Inc. (the “Company”) is filing this Amendment No. 1 (the “Form 8-K/A”) to its Current Report on Form 8-K (the “Original Form 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 25, 2017, solely to include a description of the separation agreement the Company entered into with Kevin Nanke on February 13, 2017.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Kevin Nanke ceased serving as Executive Vice President and Chief Financial Officer of the Company. On February 13, 2017, the Company entered into a Separation and Release of Claims Agreement (the “Separation Agreement”) with Mr. Nanke, providing for his separation as an officer of the Company, effective January 23, 2017. Pursuant to the Separation Agreement and the terms of his employment agreement, Mr. Nanke will receive (i) a lump sum severance payment in an amount equal to 24 months of base salary in effect immediately prior to the date of termination, (ii) a lump sum payment equal to 24 months of COBRA premiums based on the terms of the Company’s group health plan and Mr. Nanke’s coverage under such plan as of the date of termination, and (iii) a lump sum bonus payment of $175,000.

For consideration of the separation benefits listed above, Mr. Nanke (i) provided a general release of claims against the Company, its affiliates, and related parties, (ii) to the extent reasonable, shall continue to provide full and continued cooperation in good faith with the Company, its subsidiaries, and affiliates for 24 months following the date of termination in connection with certain matters relating to the Company, and (iii) agreed to be bound by confidentiality commitments to the Company.

Each of the Company and Mr. Nanke agreed and covenanted not to make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the other party or its businesses, or any of its employees or officers, and existing and prospective customers, suppliers, investors and other associated third parties, now or in the future. Additionally, the Company agreed to waive all non-competition, non-solicitation and anti-raiding provisions provided that they apply to any and all properties and projects outside the Permian Basin.

The foregoing description is not complete and is qualified in its entirety by the Separation Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation and Release Agreement, dated February 13, 2017, between Kevin Nanke and Lilis Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017

LILIS ENERGY, INC.

By:	/s/ Joseph C. Daches
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement, dated February 13, 2017, between Kevin Nanke and Lilis Energy, Inc.